Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES INCREASED YEAR-TO-DATE EARNINGS FOR

2014, UP 10.8%; ASSET GROWTH TO RECORD SIZE OF $3.6 BB; REGULAR DIVIDEND

DECLARED

Medford, MA, July 8, 2014—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $10,531,000 for the six months ended June 30, 2014, or $1.89 per Class A share diluted, an increase of 10.8% compared to net income of $9,502,000, or $1.71 per Class A share diluted, for the same period a year ago. Total assets increased 3.7% from $3.4 billion at December 31, 2013 to $3.6 billion at June 30, 2014. For the quarter ended June 30, 2014, net income totaled $5,599,000 or $1.01 per Class A share diluted, an increase of 11.4% compared to net income of $5,026,000, or $0.90 per Class A share diluted, for the same period a year ago.

Net interest income totaled $33.3 million for the six months ended June 30, 2014 compared to $29.1 million for the same period in 2013. The 14.5% increase in net interest income for the period is primarily due to an increase in average earning assets. The net interest margin increased from 2.21% on a fully taxable equivalent basis in 2013 to 2.23% on the same basis for 2014. This was primarily the result of a decrease in rates paid on deposits and borrowed funds. Also, interest expense increased slightly as a result of an increase in deposit balances and there was a 13.3% increase in the average balances of earning assets, combined with a similar increase in average deposits.

The provision for loan losses decreased by $450,000 from $1.5 million for the six months ended June 30, 2013 to $1.1 million for the same period in 2014, primarily as a result of changes in the portfolio composition and changes in qualitative economic factors. There were no realized gains on sales of investments for the six months ended June 30, 2014, as compared to $1.7 million for the same period in 2013. The Company’s effective tax rate decreased from 5.8% in 2013 to 4.7% in 2014 primarily as a result of an increase in tax-exempt income.

-more-

At June 30, 2014, total equity was $188.3 million compared to $176.5 million at December 31, 2013. The Company’s equity increased primarily as a result of earnings and a decrease in other comprehensive loss, net of taxes, offset somewhat by dividends paid. Other comprehensive loss, net of taxes, decreased as a result of a decrease in unrealized losses on securities available-for-sale and securities transferred from available-for-sale to held-to-maturity. During the third quarter of 2013, $987.0 million of securities available-for-sale with unrealized losses of $25.3 million were transferred to securities held-to-maturity. This was done in response to rising interest rates.

The Company’s leverage ratio stood at 6.47% at June 30, 2014, compared to 6.50% at December 31, 2013. The decrease in the leverage ratio was due to an increase in assets, offset somewhat, by an increase in stockholders’ equity. Book value as of June 30, 2014 was $33.88 per share compared to $31.76 at December 31, 2013.

The Company’s allowance for loan losses was $21.7 million or 1.65% of loans outstanding at June 30, 2014, compared to $20.9 million or 1.66% of loans outstanding at December 31, 2013 and $20.5 million or 1.76% of loans outstanding at June 30, 2013. The increase in the allowance for loan losses was due to the increase in the size of the loan portfolio. Non-performing assets totaled $2.8 million at June 30, 2014, compared to $2.5 million at December 31, 2013 and $3.3 million at June 30, 2013.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable August 15, 2014 to stockholders of record on August 1, 2014.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-six full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	June 30, 2014	December 31, 2013
Assets
Cash and Due From Banks	$77,565	$59,956
Federal Funds Sold and Interest-bearing Deposits In Other Banks	14,212	34,722

Short-term Investments	2,125	4,617

Securities Available-For-Sale (AFS)	494,309	464,245

Securities Held-to-Maturity	1,536,988	1,487,884

Federal Home Loan Bank of Boston stock, at cost	19,656	18,072

Loans:
Commercial & Industrial	88,666	92,402
Construction & Land Development	25,861	33,058
Commercial Real Estate	766,965	713,327
Residential Real Estate	282,468	286,041
Consumer and Other	9,649	9,658
Home Equity	140,616	130,277

Total Loans	1,314,225	1,264,763
Less: Allowance for Loan Losses	21,722	20,941

Net Loans	1,292,503	1,243,822

Bank Premises and Equipment	23,456	23,400
Accrued Interest Receivable	6,714	6,539
Goodwill	2,714	2,714
Other Assets	87,392	85,183

Total Assets	$3,557,634	$3,431,154

Liabilities
Demand Deposits	$504,265	$475,862

Interest Bearing Deposits:
Savings and NOW Deposits	1,045,987	992,796
Money Market Accounts	911,897	864,957
Time Deposits	388,189	382,224

Total Interest Bearing Deposits	2,346,073	2,239,977

Total Deposits	2,850,338	2,715,839

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	180,010	214,440
Other Borrowed Funds	267,500	255,144

Total Borrowed Funds	447,510	469,584

Other Liabilities	35,442	33,176
Subordinated Debentures	36,083	36,083

Total Liabilities	3,369,373	3,254,682

Total Stockholders’ Equity	188,261	176,472

Total Liabilities & Stockholders’ Equity	$3,557,634	$3,431,154

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter and Six months ended June 30, 2014 and 2013

(in thousands)

	Quarter ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Interest Income:
Loans	$12,611	$11,997	$25,060	$23,878
Securities Held-to-Maturity	8,020	1,419	15,800	2,939
Securities Available-for-Sale	794	5,571	1,614	11,188
Federal Funds Sold and Interest-bearing Deposits In Other Banks	129	145	211	264

Total Interest Income	21,554	19,132	42,685	38,269

Interest Expense:
Savings and NOW Deposits	660	649	1,269	1,259
Money Market Accounts	669	582	1,308	1,114
Time Deposits	1,141	1,234	2,226	2,568
Securities Sold Under Agreements to Repurchase	93	89	194	179
Other Borrowed Funds and Subordinated Debentures	2,237	2,066	4,420	4,092

Total Interest Expense	4,800	4,620	9,417	9,212

Net Interest Income	16,754	14,512	33,268	29,057

Provision For Loan Losses	450	750	1,050	1,500

Net Interest Income After
Provision for Loan Losses	16,304	13,762	32,218	27,557

Other Operating Income
Service Charges on Deposit Accounts	2,012	2,034	4,046	3,976
Lockbox Fees	845	838	1,622	1,610
Net Gain on Sales of Investments	—	781	—	1,664
Net Gain on Sales of Loans	81	821	88	991
Other Income	677	747	1,329	1,414

Total Other Operating Income	3,615	5,221	7,085	9,655

Operating Expenses
Salaries and Employee Benefits	8,776	8,382	17,651	17,000
Occupancy	1,322	1,193	2,764	2,475
Equipment	585	610	1,157	1,192
FDIC Assessment	494	450	974	850
Other	2,912	3,027	5,702	5,610

Total Operating Expenses	14,089	13,662	28,248	27,127

Income Before Income Taxes	5,830	5,321	11,055	10,085

Income Tax Expense	231	295	524	583

Net Income	$5,599	$5,026	$10,531	$9,502

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	June 30, 2014	June 30, 2013
Assets
Cash and Due From Banks	$65,048	$57,758
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	157,958	188,730

Securities Available-For-Sale (AFS)	495,406	1,446,196
Securities Held-to-Maturity (HTM)	1,507,529	259,812

Total Loans	1,277,980	1,140,277
Less: Allowance for Loan Losses	21,380	19,828

Net Loans	1,256,600	1,120,449

Unrealized (Loss)Gain on Securities AFS and HTM Transfers	(22,127)	11,075
Bank Premises and Equipment	23,395	23,689
Accrued Interest Receivable	7,255	6,004
Goodwill	2,714	2,714
Other Assets	86,909	73,617

Total Assets	$3,580,687	$3,190,044

Liabilities
Demand Deposits	$471,114	$421,646

Interest Bearing Deposits:
Savings and NOW Deposits	1,113,224	1,010,517
Money Market Accounts	919,844	727,499
Time Deposits	388,236	391,005

Total Interest Bearing Deposits	2,421,304	2,129,021

Total Deposits	2,892,418	2,550,667

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	219,336	203,755
Other Borrowed Funds	215,939	178,896

Total Borrowed Funds	435,275	382,651

Other Liabilities	34,025	41,724
Subordinated Debentures	36,083	36,083

Total Liabilities	3,397,801	3,011,125

Total Stockholders’ Equity	182,886	178,919

Total Liabilities & Stockholders’ Equity	$3,580,687	$3,190,044

Total Average Earning Assets - QTD	$3,503,801	$3,084,217

Total Average Earning Assets - YTD	$3,438,873	$3,035,015

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	June 30, 2014	June 30, 2013
Performance Measures:

Earnings per average Class A share, diluted, quarter	$1.01	$0.90
Earnings per average Class A share, diluted, year-to-date	$1.89	$1.71
Return on average assets, year-to-date	0.59%	0.60%
Return on average stockholders’ equity, year-to-date	11.61%	10.71%
Net interest margin (taxable equivalent), quarter	2.20%	2.16%
Net interest margin (taxable equivalent), year-to-date	2.23%	2.21%
Efficiency ratio, year-to-date	62.5%	63.3%
Book value per share	$33.88	$29.92
Tangible book value per share	$33.39	$29.43
Tangible capital / tangible assets	5.22%	4.98%

Common Share Data:
Average Class A shares outstanding, diluted, quarter	5,558,032	5,557,354
Average Class A shares outstanding, diluted, year-to-date	5,558,105	5,557,655
Shares outstanding Class A	3,589,129	3,574,379
Shares outstanding Class B	1,967,580	1,982,180

Total shares outstanding at period end	5,556,709	5,556,559

Asset Quality and Other Data:

Allowance for loan losses / loans	1.65%	1.76%
Nonaccrual loans	$2,845	$3,260
Nonperforming assets	$2,845	$3,260
Loans 90 days past due and still accruing	$614	$—
Accruing troubled debt restructures	$5,883	$3,492
Net charge-offs, year-to-date	$269	$196

Leverage ratio	6.47%	6.74%
Tier 1 risk weighted capital ratio	13.64%	14.00%
Total risk weighted capital ratio	14.89%	15.25%
Total risk weighted assets	$1,733,137	$1,555,727